                                                                  EXHIBIT 4(n)



                                                             Draft--July 7, 1997

================================================================================

                           PROTECTIVE LIFE CORPORATION

                                       to

                                  AMSOUTH BANK
                     (as successor by merger to AmSouth Bank
                 of Alabama, successor by conversion of charter
                        to AmSouth Bank N.A.), as Trustee

                                 ---------------

                          SUPPLEMENTAL INDENTURE No. 5

                          Dated as of __________, 199_

                                 ---------------

                          ___% Subordinated Debentures
                               Due 20__, Series _
                                  $ __________

                           PROTECTIVE LIFE CORPORATION

                          SUPPLEMENTAL INDENTURE No. 5

                                  $ __________
                          ___% Subordinated Debentures
                               Due 20__, Series _

            SUPPLEMENTAL INDENTURE No. 5, dated as of __________, 199_ from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to AMSOUTH BANK (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as trustee (the "Trustee").

                                    Recitals

            The Company has heretofore executed and delivered to the Trustee a Subordinated Indenture, dated as of June 1, 1994 as supplemented and amended by Supplemental Indenture No. 1, dated as of June 9, 1994, Supplemental Indenture No. 2, dated as of August 1, 1994, Supplemental Indenture No. 3, dated as of April 29, 1997 and Supplemental Indenture No. 4, dated as of __________, 199_ (as so supplemented and amended, the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

            Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

            Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and
3.1 of the Indenture.

            For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

                                    ARTICLE 1

                       Relation to Indenture; Definitions

            Section 1.1. This Supplemental Indenture No. 5 constitutes an integral part of the Indenture.

            Section 1.2. For all purposes of this Supplemental Indenture No. 5:

            (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

            (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 5; and

            (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 5.

                                    ARTICLE 2

                            The Series of Securities

            Section 2.1. Title of the Securities. There shall be a series of Securities designated the "___% Subordinated Debentures Due 20__, Series _" (hereinafter, the "Securities").

            Section 2.2. Limitation on Aggregate Principal Amount; Date of Securities. The aggregate principal amount of the Securities shall be limited to $__________. Each Security shall be dated the date of its authentication.

            Section 2.3. Principal Payment Dates. Subject to Section 2.6, the principal amount of the Securities Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on __________, 20__.

            Section 2.4. Interest and Interest Rates. The rate of interest on each Security shall be ___% per annum, accruing from _________, 199_ and, subject to


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

Section 2.5, interest shall be payable, in arrears, on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing __________, 199_. The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full 90-day quarter, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on a Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Security which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such Interest Payment Date, which, for purposes of this Supplemental Indenture No. 5, shall be the Business Day preceding such Interest Payment Date; provided, that in the event the Securities shall not continue to remain in book-entry only form, the record dates shall be the March 15, June 15, September 15 and December 15 prior to the applicable Interest Payment Date. The interest so payable on any Security which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Security is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Security is registered on the special record date or other specified date determined in accordance with the Indenture.

            Section 2.5. Extension of Interest Payment Period. Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall have the right at any time, and from time to time, during the term of the Securities to defer payments of interest by extending the interest payment period to the next Interest Payment Date by one or more quarterly periods not exceeding 20 consecutive quarters (each such period, an "Extension Period"), but no such Extension Period may extend beyond __________, 20__, or such other date to which the Stated Maturity may have been shortened or extended pursuant to
Section 2.6. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as hereinafter defined) together with interest thereon compounded quarterly at the rate specified for the Securities to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its


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capital stock (other than (i) purchases or acquisitions of shares of the
Company's common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (iv) redemptions or purchases pursuant to the Company's Rights Agreement, dated August 7, 1995, between the Company and AmSouth Bank of Alabama as Rights Agent), (b) the Company shall not make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, dated as of __________, 199_ of the Company (the "Guarantee") with respect to the ___% Trust Originated Preferred Securities (the "Preferred Securities") issued by PLC Capital Trust III ("PLC Capital"), the Common Securities Guarantee, dated as of __________, 199_ of the Company (the "Common Guarantee," and together with the Guarantee, the "Guarantees") with respect to the ___% Trust Originated Common Securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") issued by PLC Capital, the Preferred Securities Guarantee Agreement, dated as of __________, 199_, of the Company, with respect to the __% Trust Originated Preferred Securities of PLC Capital Trust II and the Common Securities Guarantee Agreement, dated as of __________, 199_, of the Company, with respect to the __% Trust Originated Common Securities of PLC Capital Trust II (together the "PLC II __% TOPrS Guarantees"), the Preferred Securities Guarantee Agreement, dated April 29, 1997, of the Company, with respect to the 8 1/4% Trust Originated Preferred Securities of PLC Capital Trust I, the Common Securities Guarantee Agreement, dated as of April 29, 1997, of the Company with respect to the 8 1/4% Trust Originated Common Securities of PLC Capital Trust I (together the "8 1/4% TOPrS Guarantees") and the Guarantee Agreement, dated as of June 9, 1994 of the Company (the "Series A Guarantee") with respect to the 9% Cumulative Monthly Income Preferred Securities, Series A of PLC Capital L.L.C.). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No


                                       4
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interest shall be due and payable during any Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. If the Institutional Trustee (as defined in the Amended and Restated Declaration of Trust of PLC Capital, dated as of __________, 199_ (the "Declaration of Trust")) shall be the sole holder of the Securities, the Company shall give the Regular Trustees (as defined in the Declaration of Trust) and the Institutional Trustee (as defined in the Declaration of Trust), notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice of the record date or the date such distribution is payable to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. If the Institutional Trustee shall not be the sole holder of the Securities, the Company shall give the holders of the Securities notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Securities. The quarter in which any notice is given pursuant to this Section 2.5 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted hereunder.

            Section 2.6. Shortening or Extension of Stated Maturity. Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall have the right to (i) shorten the Stated Maturity of the principal of the Securities at any time to any date not earlier than __________, 20__, and (ii) extend the Stated Maturity of the principal of the Securities at any time at its election for one or more periods, but in no event to a date later __________, 20__; provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Securities pursuant to clause (ii), above, at the time such election is made and at the time of extension (A) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (B) the Company is not in default in the payment of any interest or principal on the Securities, (C) in the case of the Securities held by PLC Capital, PLC Capital is not in arrears on payments of Distributions (as defined in the Declaration of Trust) on the Preferred Securities and no deferred Distributions are accumulated and (D) the Securities are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization; provided, further, that the Company may at any time irrevocably waive its right to extend the Stated Maturity date. In the event the Company elects to shorten or extend the Stated Maturity of the Securities or to irrevocably waive its right to extend the Stated Maturity of the Securities, it shall give notice to the Trustee, and the Trustee shall give notice of such shortening or extension or waiver to the

                                       5
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Holders of the Securities, no less than 30 and no more than 90 days prior to the effectiveness thereof.

            Section 2.7. Place of Payment. The Place of Payment where the Securities issued in certificated form may be presented or surrendered for payment, where such Securities may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of such Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by checks mailed to the Holders at such addresses as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of any Securities is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

            Section 2.8. Redemption. Subject to the terms and conditions of
Article 10 of the Indenture:

            (1) Optional Redemption. The Company may redeem the Securities in whole at any time or in part from time to time, in each case on or after __________, 20__, but prior to the Stated Maturity, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption (the "Redemption Price").

            (2) The Company will have the right at any time to dissolve PLC Capital and cause the Securities to be distributed to the holders of the Trust Securities in accordance with the Declaration of Trust.

            (3) Tax Event Redemption. "Tax Event" means the receipt by the Company of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, on or after the day before the date of issuance of the Preferred Securities under the Declaration, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which interpretation, application or pronouncement is announced on or after the day before the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial increase in the risk (x) that PLC Capital is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Securities and that PLC Capital would be subject to United States federal income tax if the Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in PLC Capital pursuant to the exercise by the Company of its right to dissolve PLC Capital, (y) that interest payable by the Company on the Securities is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United
      States federal income tax purposes, even if the Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in PLC Capital pursuant to the exercise by the Company of its right to dissolve PLC Capital or (z) that PLC Capital is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges and that PLC Capital would be subject to more than a de minimis amount of taxes, duties or other governmental charges if the Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in PLC Capital pursuant to the exercise by the Company of its right to dissolve PLC Capital.

            If, at any time, a Tax Event shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Securities in whole or in part, for cash in the amount of the Redemption Price, within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Securities so redeemed shall be redeemed by PLC Capital at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on PLC Capital, the Company or the holders of the Trust Securities, the Company or PLC Capital will pursue such measure in lieu of a redemption.

            (4) The Securities are not entitled to the benefit of any sinking fund.

            (5) If Securities are distributed to the holders of the Preferred Securities, (i) the Company will use its best efforts to cause the Securities to be listed on


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      the New York Stock Exchange or on such other exchange as the Preferred
      Securities are then listed, and (ii) the Indenture, this Supplemental Indenture No. 5 and the terms of the Securities may, thereafter, be modified or amended with the consent of not less than 66-2/3% in principal amount of the Securities at any time outstanding, provided, however, that no such modification or amendment may, without the consent of the Holder of each Security affected thereby, (a) extend the stated maturity of the principal of any Security (other than as provided in Section 2.6 of this Supplemental Indenture No. 5), or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon (other than as provided in Section 2.5 or this Supplemental Indenture No. 5), or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Security when due or (b) reduce the aforesaid principal amount of Securities, the consent of the Holders of which is required for any such modification.

            Section 2.9.Preferred Security Holders' Rights. If an Event of Default constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable has occurred and is continuing, then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Securities under this Supplemental Indenture No. 5 or under the Indenture unless the Institutional Trustee fails to do so.

            Section 2.10. Additional Covenants. The Company agrees that if (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or Common Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Securities by extending the interest payment period as provided in this Supplemental Indenture No. 5 and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (iv) redemptions or purchases pursuant to the Company's Rights Agreement, dated August 7, 1995, between the Company and AmSouth Bank of Alabama as Rights Agent), (b) the Company shall not make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to either of the Guarantees, the PLC II __% TOPrS Guarantees, the 8 1/4% TOPrS Guarantees or the Series A Guarantee).

      The Company agrees (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate PLC Capital, except (a) in connection with a distribution of Securities to the holders of the Preferred Securities in liquidation of PLC Capital, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Declaration of Trust, to cause PLC Capital to remain a grantor trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

            Section 2.11. Denomination. The Securities shall be issuable in denominations of $1,000 and integral multiples thereof.

            Section 2.12. Currency. Principal and interest on the Securities shall be payable in Dollars.

            Section 2.13. Registered Securities; Form. Except as provided in
Section 2.14, the Securities shall be issued as Registered Securities, without coupons and shall be registered in the name of Wilmington Trust Company, as Institutional Trustee, and its permitted registered assigns. The Securities shall be substantially in the form attached as Exhibit A hereto.

            Section 2.14. Global Securities Upon Liquidation of Trust.

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            (a) If, in accordance with the Declaration of Trust, PLC Capital is to be dissolved and the Securities held by the Institutional Trustee are to be distributed to the holders of the Trust Securities:

            (i) the Securities in certificated form shall be presented to the Trustee by the Institutional Trustee in exchange for a global Security in an aggregate principal amount equal to the aggregate principal amount of all outstanding Securities (a "Global Security") to be registered in the name of the Depository (as defined in the Declaration of Trust), or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust). The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 5. Payments on Securities issued as Global Securities will be made to the Depository; and

            (ii) if any Preferred Securities are held in non book-entry certificated form, the Securities in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Declaration of Trust) or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Securities presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Security, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 5. On issue of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been canceled.

            (b) Unless and until it is exchanged for the Securities in registered form, a Global Security may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

            (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to
Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. In addition, the Company may at any time determine that the Securities shall no longer be represented by a Global Security. In such event the Company will execute, and subject to Section 3.3 of the Indenture, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depository for delivery to the Persons in whose names such Securities are so registered.

            Section 2.15. Defeasance and Covenant Defeasance. The provisions of Sections 4.4 and 4.5 of the Indenture shall apply to the Securities.

            Section 2.16. Registrar and Paying Agent. The Trustee shall initially serve as Registrar and Paying Agent.

            Section 2.17. Additional Provisions Regarding Amendments. So long as the Holder of the Securities is PLC Capital, the terms of the Securities may be amended by mutual consent of the Company and PLC Capital in the manner they shall agree; provided, however, that, so long as any of the Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Securities, no termination of the Securities shall occur, and no Event of Default or compliance with any covenant under the Securities may be waived by PLC Capital, without the prior approval of the holders of at least 66-2/3% in liquidation preference of all Preferred Securities then outstanding, in writing or at a duly constituted meeting of such holders.

            Section 2.18. Additional Provisions Regarding Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Securities to a direct or indirect wholly-owned subsidiary of the Company; provided, however, that, in the event of any such assignment, the Company shall remain jointly and severally liable for all such obligations. So long as PLC Capital is the Holder of the Securities, PLC Capital may not assign any of its rights under the Securities, other than in connection with a merger or consolidation or sale of assets or exchange permitted under the terms of the Preferred Securities. Subject to the foregoing, the Securities shall be binding upon and inure to the benefit of the Company and PLC Capital and their respective permitted successors and assigns. Any assignment by the Company or PLC Capital in contravention of such provisions will be null and void.

            Section 2.19. Miscellaneous Expenses.

            (a) In connection with the offering, sale and issuance of the Securities to the Institutional Trustee and in connection with the sale of the Trust Securities by PLC Capital, the Company, in its capacity as borrower with respect to the Securities, shall pay (i) all costs and expenses relating to the offering, sale and issuance of the Trust Securities and the Securities, including commissions to the underwriters payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture, (ii) all costs and expenses of PLC Capital (including, but not limited to, costs and expenses relating to the organization of PLC Capital, the offering sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the PLC Capital, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of PLC Capital's assets), and (iii) the enforcement by the Institutional Trustee (as defined in the Declaration of Trust) of the rights of the holders of the Preferred Securities. The Company fully and unconditionally guarantees the payment of such expenses.

            (b) If at any time PLC Capital shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any such case, the Company agrees to pay, as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by PLC Capital with respect to the Securities after paying any such taxes, duties, assessments or other governmental charges, as well as all liabilities, costs and expenses of PLC Capital with respect to any such items, will be not less than the amounts PLC Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed and no such liabilities, costs and expenses with respect thereto been incurred.

                                    ARTICLE 3

                            Miscellaneous Provisions

            Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 5, is in all respects hereby adopted, ratified and confirmed.

            Section 3.2. This Supplemental Indenture No. 5 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 5 AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed, as of the day and year first written above.

                                       PROTECTIVE LIFE CORPORATION


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

[Seal]


Attest:
        ------------------------
        Name:
        Title:

                                       AMSOUTH BANK, Trustee


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

[Seal]


Attest:
        ------------------------
        Name:
        Title:

                                                                       Exhibit A

                 FORM OF FACE OF SERIES _ SUBORDINATED DEBENTURE

            THIS SERIES _ SUBORDINATED DEBENTURE IS REGISTERED IN THE NAME OF WILMINGTON TRUST COMPANY, AS INSTITUTIONAL TRUSTEE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF OTHER THAN AS PERMITTED IN THE SUPPLEMENTAL INDENTURE NO. 5 DATED AS OF__________, 199_, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                                  ARTICLE VIII
                                FORM OF DEBENTURE

            [IF THE DEBENTURE IS TO BE A GLOBAL SECURITY INSERT-This Subordinated Debenture is Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of the Depository. This Subordinated Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debenture (other than a transfer of this Subordinated Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

            Unless this Subordinated Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                           PROTECTIVE LIFE CORPORATION

                          ___% Subordinated Debentures
                         Due__________, 20__, Series __

No. 1                                                               $__________

            PROTECTIVE LIFE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to ______________________, the principal sum of $_________ on__________, 20__ (such date, and any other such other date to which the stated maturity of this Subordinated Debenture may be shortened or extended, as described below, is hereinafter referred to as the "Stated Maturity") and to pay interest thereon from. Interest shall be payable on this Subordinated Debenture, in arrears, on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date") commencing __________, 199_, at the rate of ___% per annum, until the principal hereof is paid or made available for payment; provided that any such installment of interest, which is overdue shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand; provided further that, notwithstanding anything contained in the Indenture and Supplemental Indenture No. 5 (as defined on the reverse hereof) to the contrary, the Company shall have the right at any time, and from time to time, during the term of this Subordinated Debenture to defer payments of interest by extending the interest payment period to the next Interest Payment Date by one or more quarterly periods not exceeding 20 consecutive quarters (each such period, an "Extension Period"), but no such Extension Period may extend beyond __________, 20__, or such other date to which the Stated Maturity may have been shortened or extended as described below. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as hereinafter defined) together with interest thereon compounded quarterly at the rate specified for this Subordinated Debenture to the extent permitted by applicable law; provided, that during any such Extension Period,
(a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (iv) redemptions or purchases pursuant to the Company's Rights Agreement, dated August 7, 1995, between the Company and AmSouth Bank of Alabama as Rights Agent), (b) the Company shall not make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities (as defined in Supplemental Indenture No. 5) and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, dated as of __________, 199_ of the Company (the "Guarantee") with respect to the ___% Trust Originated Preferred Securities (the "Preferred Securities") issued by PLC Capital Trust III ("PLC Capital"), the Common Securities Guarantee, dated as of __________, 199_ of the Company (the "Common Guarantee," and together with the Guarantee, the "Guarantees") with respect to the ___% Trust Originated Common Securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") issued by PLC Capital, the Preferred Securities Guarantee Agreement, dated as of __________, 199_, of the Company, with respect to the __% Trust Originated Preferred Securities of PLC Capital Trust II and the Common Securities Guarantee Agreement, dated as of __________, 199_, of the Company, with respect to the __% Trust Originated Common Securities of PLC Capital Trust II (together, the "PLC II __% TOPrS Guarantees"), the Preferred Securities Guarantee Agreement, dated April 29, 199_, of the Company, with respect to the 8 1/4% Trust Originated Preferred Securities of PLC Capital Trust I, the Common Securities Guarantee Agreement, dated as of April 29, 199_, of the Company with respect to the 8 1/4% Trust Originated Common Securities of PLC Capital Trust I (together the "8 1/4% TOPrS Guarantees") and the Guarantee Agreement, dated as of June 9, 1994 of the Company (the "Series A Guarantee") with respect to the 9% Cumulative Monthly Income Preferred Securities, Series A of PLC Capital L.L.C.). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth below. No interest shall be due and payable during any Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during any Extension Period. If the Institutional Trustee (as defined in the Amended and Restated Declaration of Trust of PLC Capital (the "Declaration of Trust") shall be the sole holder of the Securities, the Company shall give the Regular Trustees (as defined in the Declaration of Trust) and the Institutional Trustee (as defined in the Declaration of Trust), notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice of the record date or the date such distribution is payable to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. If the Institutional Trustee shall not be the sole holder of the Securities, the Company shall give the holders of the Securities notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Securities. The quarter in which any notice is given in accordance with the foregoing provisions shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted hereunder.

            The Company shall have the right to (i) shorten the Stated Maturity of the principal of this Subordinated Debenture at any time to any date not earlier than __________, 20__, and (ii) extend the stated maturity of the principal of this Subordinated Debenture at any time at its election for one or more periods, but in no event to a date later than __________, 20__; provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of this Subordinated Debenture pursuant to clause (ii), above, at the time such election is made and at the time of extension (A) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (B) the Company is not in default in the payment of any interest or principal on the Securities, (C) in the case of the Securities held by PLC Capital, PLC Capital is not in arrears on payments of Distributions (as defined in the Amended and Restated Declaration of Trust of PLC Capital) on the ___% Trust Originated Preferred Securities of PLC Capital and no deferred Distributions are accumulated and (D) the Securities are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization; provided, further, that the Company may at any time irrevocably waive its right to extend the Stated Maturity date. In the event the Company elects to shorten or extend the Stated Maturity of the Securities or to irrevocably waive its right to extend the Stated Maturity of the Securities, it shall give notice to the Trustee, and the Trustee shall give notice of such shortening or extension or waiver to the Holder hereof, no less than 30 and no more than 90 days prior to the effectiveness thereof.

            The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full 90-day quarter, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Subordinated Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Security is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the person in whose name this Subordinated Debenture is registered on the special record date for such defaulted interest or other specified date determined in accordance with the Indenture and the Supplemental Indenture No. 5 referred to on the reverse hereof.

            Payment of the principal of and any such interest on this Subordinated Debenture will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Register of Holders of the Subordinated Debentures or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Securities.

            Reference is hereby made to the further provisions of this Subordinated Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Subordinated

Debenture shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 5 referred to on the reverse hereof or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          PROTECTIVE LIFE CORPORATION


                                          By
                                             ------------------------------


                                          By
                                             ------------------------------

[CORPORATE SEAL]

            This is one of the Securities of the series described in the within-mentioned Indenture.

                                          AMSOUTH BANK, as Trustee


                                          By
                                             ------------------------------
                                             Authorized Signatory

              [FORM OF REVERSE OF SERIES _ SUBORDINATED DEBENTURE]

            This Subordinated Debenture is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Subordinated Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 1, dated as of June 9, 1994, Supplemental Indenture No. 2, dated August 1, 1994, Supplemental Indenture No. 3, dated April 29, 1997, Supplemental Indenture No. 4, dated __________, 199_ and Supplemental Indenture No. 5, dated __________, 199_, called the "Indenture"), from the Company to AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.) (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $__________ and is issued pursuant to Supplemental Indenture No. 5, dated as of __________, 199_ from the Company to the Trustee, relating to the Securities of this series (herein called "Supplemental Indenture No. 5").

            The indebtedness evidenced by this Security is to the extent provided in the Indenture, subordinate and junior in right of payment to all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

            The Securities of this series are subject to redemption at any time in whole or from time to time in part, on or after __________, 20__, but prior to their stated maturity (or such other date to which the stated maturity of this Subordinated Debenture may be shortened or extended, as described on the face of this Subordinated Debenture), or, in whole at any time or in part from time to time if a Tax Event shall have occurred, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date within 90 days following the occurrence of such Tax Event; provided, however, that if at the time there is available to the Company or PLC Capital the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on PLC Capital, the Company or the holders of the Trust Securities, the Company or PLC Capital will pursue such measure in lieu of redemption.

            In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture contains provisions for defeasance at any time of the indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time out standing of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture or to Supplemental Indenture No. 5 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 5 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            The Company and the Holder of this Security agree (i) that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or such Holder, as the case may be, shall have received an opinion of independent nationally recognized tax counsel to the effect that as a result of a change in law after the date of the issuance of this Security the Company or such Holder, as the case may be, is prohibited from filing on such basis).

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.